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                                                                     EXHIBIT 24


The Board of Directors
La Quinta Inns, Inc.:

We consent to incorporation by reference in the registration statements (No. 33-26470, No. 2-97266, No. 2-67606, No. 2-65645, No. 2-55102, and No. 22-588666)
on Form S-8 and (No. 2-65645) on Form S-16 of La Quinta Inns, Inc. of our report dated January 31, 1994, except as to the first paragraph of note 5 which is as of February 9, 1994, relating to the combined balance sheets of La Quinta Inns, Inc. as of December 31, 1993 and 1992, and the related combined statements of operations, shareholders' equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1993 which report appears in the December 31, 1993 annual report on Form 10-K of La Quinta Inns, Inc.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 109 in 1993.




                                        KPMG PEAT MARWICK

San Antonio, Texas
  March 23, 1994


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